Exhibit 99.1


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

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STEPHEN WEBB,

                                 Plaintiff,

                     -against-

TELECORP PCS, INC., WILLIAM M
MOUNGER, II, GERALD T. VENTO,                        Civil Action No. CA 19161NC
THOMAS H. SULLIVAN, ROHIT M. DESAI,
MARY HAWKINS-KEY, GARY C. WENDT,
MICHAEL SCHWARTZ, JAMES M. HOAK, JR.,
MICHAEL R. HANNON, SCOTT J. ANDERSON,
WILLIAM A. KUSSELL, and
AT&T WIRELESS SERVICES, INC.

                                 Defendants.

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                      SHAREHOLDER'S CLASS ACTION COMPLAINT
                      ------------------------------------

            Plaintiff, by his attorneys, for his complaint against defendants, alleges upon personal knowledge with respect to paragraph 2, and upon information and belief based, inter alia, upon the investigation of counsel, as to all other allegations herein, as follows:


                              NATURE OF THE ACTION
                              --------------------

            1. This is a stockholders' class action on behalf of the public stockholders of Telecorp PCS, Inc. ("Telecorp" or the "Company") to enjoin the proposed acquisition of the publicly owned shares of Telecorp's common stock by its controlling shareholder, defendant AT&T Wireless Services, Inc. ("AT&T Wireless").


                                   THE PARTIES
                                   -----------

            2. Plaintiff has been the owner of the common stock of the Company since prior to the transaction herein complained of and continuously to date.

            3. Defendant Telecorp is a corporation duly organized and existing under the laws of the State of Delaware. Telecorp maintains its principal offices at 1010 North Glebe Road, Suite 800, Arlington, VA 22201. Telecorp provides wireless personal communications services in selected markets in the south-central and northeast United States and in Puerto Rico.

            4. Defendant AT&T Wireless is a corporation duly organized and existing under the laws of Delaware. AT&T Wireless owns approximately 23% of the Company's outstanding Class A common stock.

            5. Defendant William M. Mounger, II is Chairman of the Board of the Directors of the Company. Mounger served as President of Mercury Communications Company from 1990 to 1998. He was a member of the Cellular One Advisory Council from 1992-1994 and served as its Chairman from 1993-1994. In recent years, Mounger has served as President of Delta Cellular Communications, President of Alaska-3 Cellular, Vice President of Mobile Talk, Inc., an SMR operator; President of Southeastern Cellular Communications, and president or an executive officer in several other cellular companies. In 1996, Mounger was one of three original founders of Unity Communications, a reseller of long distance and wireless services. From 1983 to 1988, he was a partner in Sunbelt Cellular Partners, which merged with other entities to form Vanguard Cellular in 1987. As of April 20, 2001, Mounger either directly or through entities controlled by him owned approximately 6,077,998 shares of Telecorp Class A common stock representing 3.38% of Telecorp's outstanding Class A common stock.

            6. Defendant Gerald T. Vento is Chief Executive Officer and a director of the Company. He was a co-founder of Telecorp Wireless and its predecessor company, Telecorp Holding Corp., Inc., and was Telecorp Wireless's Chief Executive Officer and a director from its inception in July 1997 until the Merger in November 2000 of Tritel, Inc. ("Tritel") and Telecorp and Chairman of Telecorp Wireless's board of directors from June 1999 until the merger with Tritel. From December 1993 to March 1995, Vento was Vice Chairman and Chief Executive Officer of Sprint Spectrum/American PCS, L.P. From April 1995 to March 1998, Vento was Chairman of Entel Technologies, Inc., a wireless site acquisition and construction management company. Vento has served as a senior executive and founder of several other wireless and wireline companies over the past six years, including Atlantis Bidding Corp., Arnage Wireless, L.L.C., Southwest Wireless, L.L.C., Sabre Wireless, L.L.C., Wireless Acquisition, L.L.C., Telecorp LMDS of Orlando, Inc., Telecorp WCS, Inc., Royal Wireless, L.L.C., Lone Star Wireless, L.L.C., Acme Wireless, L.L.C., ABC Wireless, L.L.C., THC of San Diego, Inc., Panther Wireless, L.L.C., Indiana Acquisition, L.L.C., Black Label Wireless, Inc. and Wireless Lending, L.L.C. As of April 20,2001, Vento either directly or through entities controlled by him owned approximately 4,749,654 shares of Telecorp Class A common stock representing 2.64% of Telecorp's outstanding Class A common stock.

            7. Defendant Thomas H. Sullivan is Chief Financial Officer and a director of the Company. He was a co-founder of Telecorp and its predecessor company, Telecorp Holding Corp., Inc. Sullivan served as President of Telecorp Holding Corp., Inc. from 1996 to 1998 and has served as a senior executive and founder of several other wireless and wireline companies over the past six years, including Atlantis Bidding Corp., Arnage Wireless, L.L.C., Southwest Wireless, L.L.C., Sabre Wireless, L.L.C., Wireless Acquisition, L.L.C., Telecorp LMDS of Orlando, Inc., Telecorp WCS, Inc., Royal Wireless, L.L.C., Lone Star Wireless, L.L.C., Acme Wireless, L.L.C., ABC Wireless, L.L.C., THC of San
Diego, Inc., Panther Wireless, L.L.C., Indiana Acquisition, L.L.C., Black Label Wireless, Inc. and Wireless Lending, L.L.C. As of April 20, 2001, Sullivan either directly or through entities controlled by him owned approximately 3,394,229 shares of Telecorp Class A common stock representing 1.89% of Telecorp's outstanding Class A common stock.

            8. Defendant Mary Hawkins-Key is a director of the Company. She is also a Senior Vice-President-Partnership Operations of AT&T Wireless.

            9. Defendant Scott I. Anderson is a director of the Company. He was employed by McCaw Cellular Communications and AT&T Wireless from 1986 until 1997, where he last served as Senior Vice President of the Acquisitions and Development group. As of April 20, 2001, Anderson either directly or through entities controlled by him owned approximately 532,664 shares of Telecorp Class A common stock.

            10. Defendant Rohit Desai is a director of the Company. He is also Chairman, President and Chief Investment Officer of Desai Capital Management Incorporated. As of April 20, 2001, Desai Capital Management Incorporated owned approximately 14,835,023 shares of Telecorp Class A common stock representing
8.26 percent of Telecorp's outstanding Class A common stock.

            11. Defendant James M. Hoak, Jr. is a director of the Company. He is also Chairman and principal of Hoak Capital Corporation, a private equity investment firm. As of April 20, 2001, Hoak either directly or through entities controlled by him owned approximately 10,974,781 shares of Telecorp Class A common stock representing 6.11 percent of Telecorp's outstanding Class A common stock.

            12. Defendant Michael R. Hannon is a director of the Company. He is also a Partner of JP Morgan Partners (formerly known as Chase Capital Partners), a general partnership, since January 1988. As of April 20, 2001, JP Morgan Partners owned approximately 17,182,073 shares of Telecorp Class A common stock representing 8.69 percent of Telecorp's outstanding Class A common stock.

            13. Defendants Gary C. Wendt, William A. Kussell and Michael Schwartz are directors of the Company.

            14. The defendants named in paragraphs 5 through 13 (the "Individual Defendants") are in a fiduciary relationship with plaintiff and the other public stockholders of Telecorp and owe them the highest obligations of good faith and fair dealing.

            15. Defendant AT&T Wireless, through its approximately 23% ownership of Telecorp and having persons affiliated with it on Telecorp's board, and through its extensive business and contractual relationships has effective and working control of Telecorp. As such, defendant AT&T Wireless is in a fiduciary relationship with plaintiff and the other public stockholders of Telecorp and owes them the highest obligations of good faith and fair dealing.


                            CLASS ACTION ALLEGATIONS
                            ------------------------

            16. Plaintiff brings this action on his own behalf and as a class action pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all Telecorp stockholders (except defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants) and their successors in interest, who are or will be threatened with injury arising from defendants' actions as more fully described herein.

            17. This action is properly maintainable as a class action.

            18. The class of stockholders for whose benefit this action is brought is so numerous that joinder of all Class members is impracticable.

            19. There are questions of law and fact which are common to the Class including, inter alia, the following:

                (a) whether the Individual Defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the members of the Class;

                (b) whether plaintiff and the other members of the Class will be damaged irreparably by defendants' failure to take action designed to obtain the best value for the public shareholders' interest in Telecorp.

            20. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff will fairly and adequately represent the Class.

            21. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class and establish incompatible standards of conduct for the party opposing the Class.

            22. Defendants have acted and are about to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief with respect to the Class as a whole.


                             SUBSTANTIVE ALLEGATIONS
                             -----------------------

            23. On October 8, 2001, it was announced that AT&T Wireless offered to acquire all of the outstanding shares of Telecorp, it does not already own, in an all-stock transaction valued at $4.7 billion. AT&T Wireless stated that it will offer Telecorp shareholders 0.9 shares of AT& T Wireless common stock for each share of Telecorp common stock. Based on AT&T Wireless' closing stock price on October 5, 2001, an offer of $14.51 per share for Telecorp's outstanding Class A common stock. Telecorp's stock closed on October 5, 2001 at $10.04 but has traded as high as $28.8125 as recently as December 11, 2000.

            24. The consideration to be paid to Class members in the transaction is unconscionable and unfair and grossly inadequate because, among other things, the intrinsic value of Telecorp's common stock is materially in excess of the amount offered for those securities in the proposed acquisition given the stock's current trading price and the Company's prospects for future growth and earnings.

            25. AT&T Wireless timed its offer to take advantage of the decline in the market price of Telecorp's stock. The offer has the effect of capping the market for Telecorp's stock to facilitate AT&T Wireless's plan to obtain the public interest in Telecorp as cheaply as possible. Moreover, there does not exist a collar on the offer from AT&T Wireless thus creating the possibility that the actual consideration to be received in the proposed transaction by Telecorp's shareholders could be substantially less than the value indicated on October 8, 2001.

            26. Under the circumstances, the Individual Defendants are obligated to explore all alternatives to maximize shareholder value.

            27. The defendants have breached their duty of loyalty to Telecorp stockholders by using their control of Telecorp to force plaintiff and the Class to sell their equity interest in Telecorp at an unfair price, and deprive Telecorp's public shareholders of maximum value to which they are entitled. The Individual Defendants have also breached the duties of loyalty and due care by not taking adequate measures to ensure that the interests of Telecorp's public shareholders are properly protected from overreaching. AT&T Wireless has breached its fiduciary duties, which arise from its effective control of Telecorp, by using such effective control for its own benefit.

            28. The terms of the transaction are grossly unfair to the Class, and the unfairness is compounded by the gross disparity between the knowledge and information possessed by defendants by virtue of their positions of control of Telecorp and that possessed by Telecorp's public shareholders. Defendants' scheme and intent is to take advantage of this disparity and to induce the Class to relinquish their shares in the acquisition at an unfair price on the basis of incomplete or inadequate information.

            29. Plaintiff has no adequate remedy at law.

            WHEREFORE. plaintiff demands judgment as follows:

            A. declaring this to be a proper class action;

            B. enjoining, preliminarily and permanently, the acquisition under the terms presently proposed;

            C. to the extent, if any, that the transaction complained of is consummated prior to the entry of this Court's final judgment, rescinding the same or awarding rescissory damages to the Class;

            D. directing that defendants account to plaintiff and the Class for all damages caused to them and account for all profits and any special benefits obtained by defendants as a result of their unlawful conduct;

            E. awarding to plaintiff the costs and disbursements of this action, including a reasonable allowance for the fees and expenses of plaintiff's attorneys and experts; and

            F. granting such other and further relief as the Court deems appropriate.

Dated: October 9, 2001


                                       CHIMICLES &TIKELLIS, LLP



                                       By: /s/ Pamela S. Tikellis
                                           ----------------------------
                                       Pamela S. Tikellis (ID #2172)
                                       Robert J. Kriner, Jr. (ID #2546)
                                       Beth Deborah Savitz (ID #3774)
                                       One Rodney Square
                                       Wilmington, Delaware 19899
                                       (302) 656-2500

                                       Attorneys for Plaintiff


OF COUNSEL:

Wolf, Haldenstein, Adler Freemena & Herz, LLP
270 Madison Avenue
New York, NY 10016
(212) 545-4600